UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2012

Exact Name of Registrant as Specified in

its Charter;

Commission File Number	State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

333-56594	Ameren Energy Generating Company (Illinois Corporation) 1500 Eastport Plaza Drive Collinsville, Illinois 62234 (618) 343-7777	37-1395586

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

Reference is made to Note 1 – Summary of Significant Accounting Policies, Note 8 – Related Party Transactions and Note 11 – Asset Impairments to our financial statements under Part I, Item 1. Financial Statements and to Results of Operations and to Outlook under Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 (“Third Quarter Form 10-Q”), and to Note 1 – Summary of Significant Accounting Policies, Note 14 – Related Party Transactions and Note 17 – Goodwill, Impairment and Other Charges to our financial statements under Part II, Item 8. Financial Statements and Supplementary Data and to Results of Operations and to Outlook under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Annual Report on Form 10-K for the year ended December 31, 2011 (“Form 10-K”), of registrants Ameren Corporation (“Ameren”) and Ameren Energy Generating Company (“Genco”), for a discussion of our accounting policies and factors that may cause us to recognize impairment charges of our long-lived assets.

Ameren’s Merchant Generation business segment and Genco have experienced decreasing earnings and cash flows from operating activities over the past few years, including the current year, as margins have declined principally as a result of weaker power prices. In addition, environmental regulations have resulted in significant investment requirements over the same timeframe. During this period, Ameren has increasingly focused on allocating its capital resources to those opportunities that it believes offer the most attractive risk-adjusted return potential, and specifically focused more on growing earnings from its regulated operations through investment under constructive regulatory frameworks. Ameren has sought to have its Merchant Generation business segment and Genco fund their operations internally and not rely on financing from Ameren. In December 2012, Ameren determined that it intends to, and it is probable that it will, exit its Merchant Generation business segment before the end of the previously estimated useful lives of that business segment’s long-lived assets. This determination resulted from Ameren’s analysis of the current and projected future financial condition of its Merchant Generation business segment, including the need to fund Genco debt maturities beginning in 2018, and its conclusion that this business segment is no longer a core component of its future business strategy. In consideration of this determination, Ameren has begun planning to reduce, and ultimately eliminate over time, the Merchant Generation business segment’s and Genco’s reliance on Ameren’s financial support and shared services support.

The Ameren companies evaluate long-lived assets classified as held and used for impairment when events or changes in circumstances indicate that the carrying value, or book value, of such assets may not be recoverable. Under applicable accounting guidance, whether an impairment has occurred is determined by comparing the estimated undiscounted cash flows attributable to the assets with the carrying value of the assets. If the carrying value exceeds the estimated undiscounted cash flows, the Ameren companies recognize an impairment charge equal to the carrying value of the assets in excess of estimated fair value. Key assumptions used in the determination of estimated undiscounted cash flows of Ameren’s Merchant Generation segment’s and Genco’s long-lived assets tested for impairment include forward price projections for energy and fuel costs, the expected life or duration of ownership of the long-lived assets, environmental compliance costs and strategies, and operating costs. Impairment within the Merchant Generation business segment is assessed by energy center.

In December 2012, Ameren concluded that a change in circumstances had occurred regarding its expected duration of ownership of its Merchant Generation business segment’s energy centers. As a result, Ameren determined that estimated undiscounted cash flows through the period in which Ameren expects to continue to have a significant economic interest in certain energy centers would be insufficient to recover the carrying value of those energy centers. In addition, based on power market conditions and cash flow requirements, Genco determined that it is more likely than not that it will sell one or more of its three gas-fired energy centers before the end of their previously estimated useful lives to improve its liquidity, including pursuant to the put option agreement between Genco and AmerenEnergy Resources Generating Company.

As a result of these December 2012 determinations and estimated undiscounted cash flows not exceeding carrying values of multiple energy centers as described above, Ameren and Genco will record fourth quarter 2012 non-cash impairment charges to reduce the carrying values of those energy centers to their estimated fair values. Ameren’s expected consolidated charge is in the range of $1.5 billion to $2 billion, before taxes. Genco’s expected charge is in the range of $50 million to $300 million, before taxes. The estimated size of the impairment at Genco is substantially less than at Ameren because most of the Merchant Generation business segment’s assets are currently owned, and are likely to continue to be owned, by Genco and its subsidiaries, even though Ameren’s economic interest in the Merchant Generation business segment and Genco is likely to terminate as described above. Ameren and Genco expect 2013 depreciation expense to be reduced by $60 million to $80 million, before taxes, and $3 million to $15 million, before taxes, respectively, as a result of these impairment charges. Ameren and Genco do not expect to incur material future cash expenditures as a result of these impairments.

These impairment charges are not expected to result in a violation of any Ameren or Genco debt covenants or counterparty agreements. In addition, Ameren does not expect to require any debt or equity financings as a result of these impairment charges.

FORWARD-LOOKING STATEMENTS

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, of Ameren and Ameren Missouri and elsewhere in this report and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•	impairments of goodwill, intangible assets, or long-lived assets;

•	changes in laws and other governmental actions, including monetary, fiscal, and tax policies;

•	changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers;

•

the effects on demand for our services resulting from technological advances, including advances in energy efficiency and distributed generation sources, which generate electricity at the site of consumption;

•	increasing capital expenditure and operating expense requirements and our ability to recover these costs;

•

the cost and availability of fuel such as coal and natural gas used to produce electricity; the cost and availability of purchased power; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•	the level and volatility of future prices for power in the Midwest;

•	the development of a multiyear capacity market within the Midwest Independent Transmission System Operator, Inc. (“MISO”) and the outcomes of MISO’s inaugural annual capacity auction in 2013;

•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

•

disruptions of the capital markets, deterioration in credit metrics of the Ameren companies, or other events that make the Ameren companies’ access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•	our assessment of our liquidity;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	actions of credit rating agencies and the effects of such actions;

•

the impact of weather conditions and other natural phenomena on us and our customers, including the impacts of droughts which may cause lower river levels and could limit our energy centers’ ability to generate power;

•	the impact of system outages;

•	generation, transmission, and distribution asset construction, installation, performance, and cost recovery;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures, and any related tax implications;

•

the impact of current environmental regulations on utilities and power generating companies and new, more stringent or changing requirements, including those related to greenhouse gases, other emissions, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our generating units, increase our costs, result in an impairment of our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	labor disputes, workforce reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit facilities, and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by the Ameren companies’ energy centers or required to satisfy energy sales made by the Ameren companies;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, cybersecurity attacks or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

This combined Form 8-K is being filed separately by Ameren Corporation and Ameren Energy Generating Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION (Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

AMEREN ENERGY GENERATING COMPANY (Registrant)

/s/ Steven R. Sullivan
Steven R. Sullivan
Chairman and President

Date: December 20, 2012